Microsoft Word 10.0.4524;SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 11, 2003


                           QUICKSILVER RESOURCES INC.
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
             ------------------------------------------------------
                 (State or other jurisdiction of incorporation)

          001-14837                                            75-2756163
     ----------------------                      ----------------------------
   (Commission File Number)                    (IRS Employer Identification No.)

                            777 West Rosedale Street
                             Fort Worth, Texas 76104
              -----------------------------------------------------
               (Address of principal executive offices) (Zip code)

      (Registrant's telephone number, including area code): (817) 665-5000

                                       N/A
               --------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.  Other Events

     On March 11, 2003, our board of directors declared a dividend distribution of one preferred share purchase right for each outstanding share of our common stock. The dividend is payable to our stockholders of record on March 26, 2003, and with respect to our common shares issued thereafter until the distribution date described below. Except as set forth below, each right, when it becomes exercisable, entitles the registered holder to purchase from us one one-thousandth of a share of Series A Junior Participating Preferred Stock, at a price of $100.00 per one one-thousandth of a preferred share, subject to adjustment. The description and terms of the rights are set forth in a rights agreement we entered into as of March 11, 2003, with Mellon Investor Services LLC, as rights agent.

     Initially, the rights will be attached to all certificates representing our outstanding common shares, and no separate right certificates will be distributed. The rights will separate from the common shares and right certificates will be distributed on a distribution date, which will be the earlier to occur of

o the first date of public announcement of a person or group of affiliated or associated persons having acquired beneficial ownership of 15% or more of our outstanding common shares, except pursuant to a permitted offer or if such person or group is a grandfathered stockholder; or

o 10 days, or such later date as our board may determine, following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in a person or group becoming an acquiring person.

     A person or group whose acquisition of our common shares causes a distribution date is an "acquiring person." Members of the Darden family, who currently own, directly or indirectly, approximately 47% of our outstanding common shares, are excluded from the definition of acquiring person and are considered grandfathered stockholders. The first date of public announcement that a person or group has become an acquiring person is referred to as the shares acquisition date in the rights agreement.

     The rights agreement provides that, until the distribution date, the rights will be transferred with and only with our common shares. Until the distribution date, or earlier redemption or expiration of the rights, new common share certificates issued after the record date upon transfer or new issuance of our common shares will contain a notation incorporating the rights agreement by reference. Until the distribution date, or earlier redemption or expiration of the rights, the surrender for transfer of any certificates for our common shares outstanding as of the record date, even without such notation, will also constitute the transfer of the rights associated with the common shares represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of our common shares as of the close of business on the distribution date, and to each initial record holder of our common shares issued after the distribution date, and such separate right certificates alone will evidence the rights.

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     The rights are not exercisable  until the distribution date and will expire at the close of business on March 11, 2013, unless earlier redeemed or exchanged by us.

     If any person or group becomes an acquiring person, except pursuant to a tender or exchange offer which is for all of our outstanding common shares at a price and on terms which a majority of our board determines to be adequate and in our best interests and in the best interests of our stockholders and other relevant constituencies, other than such acquiring person, its affiliates and associates, each holder of a right will thereafter have the "flip-in" right to receive upon exercise the number of common shares or of one one-thousandth of a share of preferred shares, or, in specified circumstances, other of our securities having a value, immediately prior to such triggering event, equal to two times the exercise price of the right. Following the occurrence of the event described above, all rights that are, or, under circumstances specified in the rights agreement, were, beneficially owned by any acquiring person or any affiliate or associate of such acquiring person will be void.

     If at any time following the shares acquisition date,

o we are acquired in a merger or other business combination transaction in which the holders of all of our outstanding common shares immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or

o    more than 50% of our assets or earning power is sold or transferred,

then each holder of a right, except rights which previously have been voided, will thereafter have the "flip-over" right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the right. The holder of a right will continue to have the flip-over right whether or not such holder exercises or surrenders the flip-in right.

     The purchase price payable, and the number of preferred shares, common shares or other securities issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution

o in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred shares,

o upon the grant to holders of the preferred shares of certain rights or warrants to subscribe for or purchase preferred shares at a price, or securities convertible into preferred shares with a conversion price, less than the then current market price of the preferred shares, or

o upon the distribution to holders of the preferred shares of evidences of indebtedness or assets, excluding regular quarterly cash dividends, or of subscription rights or warrants, other than those referred to above.

     The purchase price and number of outstanding rights are also subject to adjustment in the event of a stock split of our common shares or a stock dividend on our common shares payable



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in common shares or subdivisions,  consolidations  or combinations of our common shares occurring, in any such case, prior to the distribution date.

     Preferred shares purchasable upon exercise of the rights will not be redeemable. Each preferred share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but, if greater, will be entitled to an aggregate dividend per share of 1,000 times the dividend declared per common share. In the event of liquidation, the holders of the preferred shares will be entitled to a minimum preferential liquidation payment of $1,000 per share; thereafter, and after the holders of the common shares receive a liquidation payment of $1.00 per share, the holders of the preferred shares and the holders of the common shares will share the remaining assets in the ratio of 1,000 to 1, as adjusted, for each preferred share and common share so held, respectively. Each preferred share will have 1,000 votes, voting together with the common shares. Finally, in the event of any merger, consolidation or other transaction in which common shares are exchanged, each preferred share will be entitled to receive 1,000 times the amount received per common share. These rights are protected by customary antidilution provisions. In the event that the amount of accrued and unpaid dividends on the preferred shares is equivalent to six full quarterly dividends or more, the holders of the preferred shares shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the common shares until all cumulative dividends on the preferred shares have been paid through the last quarterly dividend payment date or until non-cumulative dividends have been paid regularly for at least one year.

     With specified exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price. No fractional preferred shares will be issued, other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a preferred share, which may, at the election of our board, be evidenced by depositary receipts, and, in lieu thereof, an adjustment in cash will be made based on the market price of the preferred shares on the last trading day prior to the date of exercise.

     At any time prior to the earlier to occur of

o    a person becoming an acquiring person, or

o    the expiration of the rights,

we may redeem the rights in whole, but not in part, at a price of $0.01 per right, which redemption will be effective upon the action of our board.
Additionally, following the shares acquisition date, we may redeem the then outstanding rights in whole, but not in part, at the redemption price, provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving us in which all holders of our common shares are treated alike but not involving an acquiring person or its affiliates or associates.

     At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of our outstanding common shares, our board may exchange the rights, other than rights owned by the acquiring person, which will have



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become void, in whole or in part, at an exchange  ratio of one common share,  or one one-thousandth of a preferred share, or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges, per right, subject to adjustment.

     All of the provisions of the rights agreement may be amended by our board prior to the distribution date. After the distribution date, the provisions of the rights agreement may be amended by our board only in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of rights, excluding the interests of any acquiring person, or, subject to specified limitations, to shorten or lengthen any time period under the rights agreement.

     Until a right is exercised or exchanged, its holder, as such, will have no right to vote or receive dividends and will have no other rights as one of our stockholders. While the distribution of the rights will not be taxable to our stockholders, our stockholders may, depending upon the circumstances, recognize taxable income should the rights become exercisable or upon the occurrence of certain events thereafter.

     A copy of the rights agreement has been filed with the Securities and Exchange Commission as an exhibit to our registration statement on Form 8-A dated March 14, 2003. A copy of the rights agreement is available free of charge from us. This summary description of the rights does not purport to be complete and is qualified in its entirety by reference to the rights agreement, which is incorporated by reference into this current report on Form 8-K.


ITEM 7.   Financial Statements and Exhibits.

(c)  Exhibits

     4.1 Rights Agreement, dated as of March 11, 2003, between Quicksilver Resources Inc. and Mellon Investor Services LLC, as Rights Agent, which includes the form of Certificate of Designation of Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B, and the Summary of Rights to Purchase Preferred Shares as Exhibit C (Incorporated by reference to Exhibit 4.1 to Quicksilver's Form 8-A dated and filed as of March 14, 2003).




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 14, 2003                    QUICKSILVER RESOURCES INC.



                                          By:    /s/ Bill Lamkin
                                                -------------------------------
                                                Bill Lamkin
                                                Executive Vice President and
                                                Chief Financial Officer




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 Exhibit
 Number   Description
 ------   -----------

     4.1 Rights Agreement, dated as of March 11, 2003, between Quicksilver Resources Inc. and Mellon Investor Services LLC, as Rights Agent, which includes the form of Certificate of Designation of Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (Incorporated by reference to Exhibit 4.1 to Quicksilver's Form 8-A dated and filed as of March 14, 2003).

























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